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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-A/A
                                AMENDMENT NO. 1

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                      UNIVERSAL COMPRESSION HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

             DELAWARE                                      13-3989167
      (State of incorporation                            (I.R.S. Employer
         or organization)                              Identification No.)

       4440 BRITTMOORE ROAD
          HOUSTON, TEXAS                                     77041
(Address of principal executive offices)                  (Zip Code)

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box [X]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box [ ]

Securities Act registration statement file number to which this Form relates:
333-34090

Securities to be registered pursuant to Section 12(b) of the Act:


 Title of each class                                                 Name of each exchange on
 to be so registered                                           which each class is to be registered
 -------------------                                           ------------------------------------
Common Stock, par value $0.01 per share                                New York Stock Exchange


Securities to be registered pursuant to Section 12(g) of the Act:

None



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                      UNIVERSAL COMPRESSION HOLDINGS, INC.
                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1.           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The description of the common stock, par value $0.01 per share, of Universal Compression Holdings, Inc., a Delaware corporation (the "Registrant"), to be registered herein is set forth under the caption "Description of Capital Stock" in the Registrant's prospectus that forms a part of the Registrant's Registration Statement on Form S-1, as amended (the "Registration Statement"), that was initially filed with the Securities and Exchange Commission on April 5, 2000 (File No. 333-34090). Such description is hereby incorporated by reference herein pursuant to Rule 12b-23 under the Securities Exchange Act of 1934, as amended. As of the date hereof, the Registrant's authorized capital stock consists of (a) 1,000,000 shares of common stock consisting of (i) 994,000 shares of common stock, $.01 par value and (ii) 6,000 shares of non-voting common stock, $.01 par value and (b) 5,000,000 shares of preferred stock, $.01 par value. Upon the closing described in the Registration Statement, the Registrant's authorized capital stock will consist of 200,000,000 shares of common stock, $.01 par value, and 50,000,000 shares of preferred stock, $.01 par value.

ITEM 2.           EXHIBITS.

1. Certificate of Incorporation of the Registrant, as amended to date (incorporated by reference to Exhibit 3.1 of Amendment No. 2 to Form S-4/A dated September 17, 1998 to Registrant's Registration Statement on Form S-4 (File No. 333-48283)).

2. Form of Restated Certificate of Incorporation of the Registrant effective immediately prior to the closing (to be filed as Exhibit 3.2 to the Registration Statement (File No. 333-34090) and incorporated herein by reference).

3.                Bylaws of the Registrant (incorporated by reference to Exhibit
                  3.2 of Amendment No. 1 to Form S-4/A dated July 30, 1998 to Registrant's Registration Statement on Form S-4 (File No. 333-48283)).

4. Amendment to Bylaws of the Registrant (incorporated by reference to Exhibit 3.4 to the Registration Statement (File No. 333-34090)).

5. Form of Bylaws of the Registrant effective upon closing (to be filed as Exhibit 3.5 to the Registration Statement (File No. 333-340901) and incorporated herein by reference).

6.                Specimen of common stock certificate (to be filed as Exhibit
                  4.1 to the Registration Statement (File No. 333-34090) and incorporated herein by reference).


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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       UNIVERSAL COMPRESSION HOLDINGS, INC.



Date:  May 15, 2000                    By:    /s/ Richard W. FitzGerald
                                          --------------------------------------
                                       Name:    Richard W. FitzGerald
                                       Title:   Senior Vice President and
                                                Chief Financial Officer